EXHIBIT 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation 18400 Von Karman, Suite 1000 Irvine, CA 92612	Carrie Marrelli, VP, Investor Relations (949) 224-5745 Erin Freeman, VP, Corporate Communications (949) 862-7624

Hugh Burns/Dan Gagnier
Citigate Sard Verbinnen (212) 687-8080

NEW CENTURY FINANCIAL CORPORATION COMMENTS ON GREENLIGHT CAPITAL’S INTENTION TO NOMINATE
DIRECTORS

Irvine, Calif., February 17, 2006, New Century Financial Corporation (NYSE: NEW), a real estate investment trust (REIT) and parent company of one of the nation’s premier mortgage finance companies, today responded to Greenlight Capital, L.L.C.’s (“Greenlight”) amended 13D filing and notice of intention to file a definitive proxy statement and nominate three directors to New Century’s ten-member Board. The nominees include David Einhorn, President of Greenlight, and two of Greenlight’s investors.

Fredric J. Forster, Lead Independent Director of New Century, said, “Greenlight Capital’s filing mischaracterizes the ever changing set of issues Greenlight has raised since its amended 13D filing in April 2005, in which it indicated its dissatisfaction with the company’s portfolio strategy a mere seven months after our REIT conversion was approved by well over 90 percent of shares voted. Mr. Einhorn had the opportunity to present his views to the full Board last August. The New Century Board and management team, with the assistance of outside advisors, have carefully and thoroughly analyzed Mr. Einhorn’s concerns.”

Mr. Forster added: “Although we agreed on certain points, we firmly believe our strategy and capital allocation practices offer the best means to maximize stockholder value over the long term. We evaluate capital allocation strategies on an ongoing basis and make changes when market conditions warrant and when stockholder returns can be enhanced by other means, as evidenced by our stock repurchase program announced in November 2005. We are confident in management’s ability to effectively manage capital and successfully execute that strategy.”

“In early February, Mr. Einhorn notified me that he would seek to run a competing slate of directors at our 2006 Annual Meeting unless New Century would agree to certain demands. Given our history of open conversations, careful analysis of his ideas and willingness to continue our dialogue, we were disappointed that he has decided to pursue this course of action. Because we believe that Greenlight’s ultimate goal is to undo the long-term strategy of New Century, the presence of Greenlight’s nominees on our Board of Directors would not be in the best interest of all stockholders,” continued Mr. Forster.

Robert K. Cole, Chairman of the Board and Chief Executive Officer, added, “New Century’s strong and highly experienced Board, the members of which collectively own approximately 9.5 percent of the company’s outstanding stock, is focused on delivering value for all stockholders. Our recent financial performance validates the company’s strategy. We have consistently outperformed our industry peers, and our expected 2006 dividend of $7.30 per share, an increase from our 2005 dividend of $6.50 per share, offers a compelling investment opportunity. We believe our portfolio strategy, REIT structure and prudent capital and liquidity management are the best means to deliver stable earnings and a growing dividend to our stockholders over the long term and through various interest rate cycles.”

During the past 5 years, through February 15, 2006, New Century has delivered total stockholder returns of 643 percent, taking into account stock price appreciation and dividend payouts and adjusting for stock splits. In addition, since January 22, 2003, when New Century first announced it would be building a portfolio of mortgage loans, New Century has delivered total stockholder returns of 148 percent. This compares with total returns of 25 percent and 56 percent, respectively, for the S&P 500 Financial Index over the same time periods. Furthermore, from December 31, 2002 through December 31, 2005, New Century has grown its book value per share from $10.20 to $35.17, or an approximate 51 percent annual growth rate. Since converting to a REIT in October 2004, despite a difficult operating environment, the company has raised its dividend in five successive quarters.

New Century’s proxy materials, which will contain important information about New Century, will be filed and distributed in advance of its Annual Meeting, once the date has been set. New Century urges stockholders to wait until they have had an opportunity to review that information before determining which slate of directors will best represent their interests.

About New Century Financial Corporation

Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and one of the nation’s premier mortgage finance companies, providing first and second mortgage products to borrowers nationwide through its operating subsidiaries, New Century Mortgage Corporation and Home123 Corporation. The company offers a broad range of mortgage products designed to meet the needs of all borrowers. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, please visit www.ncen.com.

As of December 31, 2005, New Century originated loans through 222 sales offices operating in 35 states and 35 regional processing centers operating in 18 states and employed approximately 7,200 Associates.

Additional Information and Where to Find It

In connection with its 2006 Annual Meeting of Stockholders, New Century Financial Corporation will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF NEW CENTURY FINANCIAL CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the proxy statement and other documents when they become available on the company’s website www.ncen.com or by contacting Georgeson Stockholder Communications, Inc., the company’s proxy solicitor. Telephone: (212) 440-9800. In addition, documents filed with the SEC by New Century Financial Corporation will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of New Century Financial Corporation, and their interests in the solicitation, are set forth in the proxy statement filed by New Century Financial Corporation with the SEC on April 11, 2005.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to: (i) the company’s belief that its strategy and capital allocation practices offer the best means to maximize stockholder value over the long term and its belief in its management’s ability to effectively manage capital and successfully execute that strategy; (ii) the company’s goal of maximizing value for all stockholders; (iii) the company’s expected 2006 dividend of $7.30 per share and (iv) the company’s belief that its portfolio strategy, REIT structure and prudent capital and liquidity management are the best means to deliver stable earnings and a growing dividend to its stockholders over the long-term and through various interest rate cycles. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: (i) the condition of the U.S. economy and financial system; (ii) the interest rate environment; (iii) the effect of increasing competition in the company’s sector; (iv) the condition of the markets for whole loans and mortgage-backed securities; (v) the stability of residential property values; (vi) the company’s ability to comply with the requirements applicable to REITs; (vii) the impact of more vigorous and aggressive enforcement actions by federal or state regulators; (viii) the company’s ability to grow its loan portfolio; (ix) the company’s ability to continue to maintain low loan acquisition costs; (x) the potential effect of new state or federal laws and regulations; (xi) the company’s ability to maintain adequate credit facilities to finance its business; (xii) the outcome of litigation or regulatory actions pending against the company; and (xiii) the assumptions underlying the company’s risk management practices. Additional information on these and other factors is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other periodic filings of the company with the Securities and Exchange Commission. The company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.